UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2009
ARADIGM CORPORATION

(Exact name of registrant as specified in its charter)

California	0-28402	94-3133088

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
3929 Point Eden Way
Hayward, CA 94545

(Address of principal executive offices including zip code)
Registrant’s telephone number, including area code (510) 265-9000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On February 20, 2009, Aradigm Corporation (“Aradigm”) entered into a placement agency agreement with Piper Jaffray & Co., as representative of the several placement agents in the offering (the “Placement Agents”), relating to a “registered direct” offering of 40,663,071 shares of Aradigm’s common stock. Under the terms of the transaction, Aradigm will sell the common stock at $0.10 per share to a group of investors for gross proceeds of approximately $4.1 million. Pursuant to the terms of the placement agency agreement, Aradigm agreed to pay the Placement Agents an aggregate fee equal to 6.79% of the gross proceeds from the offering and to reimburse the Placement Agents for certain other fees and expenses incurred in connection with the offering. The common stock will be sold pursuant to subscription agreements between Aradigm and each of the investors.
     Piper Jaffray & Co. served as sole lead placement agent for the offering and Ladenburg Thalmann & Co. Inc. served as co-placement agent for the offering. Reedland Capital Partners — An Institutional Division of Financial West Group served as financial advisor to Aradigm. The closing of the offering is expected to take place on February 26, 2009, subject to the satisfaction of customary closing conditions. A copy of the placement agency agreement and form of subscription agreement are attached as Exhibits 1.1 and 99.1 hereto, respectively, and are incorporated herein by reference.
     Aradigm is offering the shares of common stock pursuant to a previously filed registration statement, which was declared effective by the Securities and Exchange Commission on January 25, 2008. A copy of the opinion of Cooley Godward Kronish LLP relating to the legality of the issuance and sale of the common stock in the offering is attached as Exhibit 5.1 hereto.
     On February 23, 2009, Aradigm issued a press release announcing the offering. A copy of the press release is attached as Exhibit 99.2 hereto.
     The foregoing description of the placement agency agreement and the subscription agreements does not purport to be complete and is qualified in its entirety by reference to the exhibits hereto which are incorporated by reference. Except for the historical information contained herein, this Form 8-K contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated closing of the offering. The risks and uncertainties involved include the Company’s inability to satisfy certain conditions to closing on a timely or at all, as well as other risks detailed from time to time in Aradigm’s Securities and Exchange Commission (SEC) filings, including Aradigm’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

1.1	Placement Agency Agreement dated February 20, 2009, by and between Aradigm Corporation and Piper Jaffray & Co., as Representative.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1).

99.1	Form of Subscription Agreement.

99.2	Press Release dated February 23, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARADIGM CORPORATION

Dated: February 23, 2009	By:	/s/ D. Jeffery Grimes D. Jeffery Grimes
	Title:	Vice President, Legal Affairs, General Counsel and Secretary